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                                                                   EXHIBIT 10.32

                       MORGAN STANLEY DEAN WITTER & CO.

                    SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                           EFFECTIVE JANUARY 1, 1986

               AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 1989

               WITH AMENDMENTS ADOPTED THROUGH DECEMBER 3, 1998


I.   Purpose of Plan
     ---------------

          The Supplemental Executive Retirement Plan (the "Plan") is an unfunded plan maintained by Morgan Stanley Dean Witter & Co. (the "Corporation") for the purpose of providing deferred compensation for Managing Directors and Principals of the Corporation, its subsidiaries and affiliates. (The Corporation, its subsidiaries and affiliates shall collectively be referred to as the "Firm"; provided, that effective May 31, 1997, the term "Firm" shall not include subsidiaries and affiliates of Dean Witter, Discover &Co., as in existence prior to its merger with the Corporation, and their subsidiaries and affiliates. The determination of whether an entity is considered a part of the "Firm" for purposes of the Plan shall be made by the Committee.) As such, its purpose is to provide a means of supplementing the retirement benefits of employees who are Managing Directors or Principals of the Firm or previously held the title of Managing Director or Principal.

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II.  Definitions and Assumptions
     ---------------------------

          The following words and phrases as used herein shall have the following meanings unless a different meaning is plainly required by the context:

     A. "Accrued Benefit" under this Plan as of any specified date shall mean the amount computed in paragraph IV(A) and offset by benefits described in Paragraph IV(B) and limited, if applicable, as described in Paragraph IV(C), payable as of the Participant's attainment of age 65 and based on his Credited Service and Final Average Salary as of such specified date.

     B.  "Actuarial Equivalent" shall mean the following:

          (i) for determinations made prior to July 1, 1996, (X) subject to clause (Y) of this Paragraph II B(i), a benefit of equivalent value which shall be determined based on (a) the Participant's (and, where applicable, the beneficiary's) age as of the Participant's Benefit Commencement Date;
     (b) a mortality table equal to the 1983 Group Annuity Mortality Table; and
     (c) an investment rate of six percent (6%) compounded annually; and (Y) in the case of a lump sum, an amount equivalent to the present value, as of the Participant's Benefit Commencement Date, of the Participant's benefit payable as of the Participant's Benefit Commencement Date in the form of a single life annuity based on (a) the age of the Participant as of his Benefit Commencement Date; (b) the mortality tables described in clause
     (X)(b) of this Paragraph II B(i), and (c) an investment rate equal to the Pension Benefit Guaranty Corporation single employer plan termination immediate annuity interest rate in effect
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as of the second calendar month prior to the Participant's Benefit Commencement
Date; and

          (ii) For determinations made after June 30, 1996, using those assumptions as to rate of interest and the mortality tables which are in effect from time to time for purposes of determining actuarial equivalents under the Morgan Stanley & Co. Incorporated Pension Plan in substantially similar situations and for substantially similar purposes; provided, however, that in no event shall the Actuarial Equivalent for a given form of payment for any Participant's Accrued Benefit be less than the Actuarial Equivalent of such form of payment on June 30, 1996 for Participants terminated prior to July 1, 1996, based upon Actuarial Equivalent determined in accordance with Paragraph II B(i) above.

     C. "Authorized Absence" shall mean absence authorized by the Firm without loss of employment status, including absence on account of illness, business of the Firm, vacation and leave of absence, including leave of absence for military or governmental service, whether or not salary shall be paid during such absence. Any person who ceases to be an employee receiving compensation from the Firm but remains in the employment of the Firm shall be deemed for all purposes of the Plan to be on Authorized Absence without salary until such employment terminates or he again receives compensation from the Firm.

     D. "Benefit Commencement Date" means the date as of which a Participant's (or in the event of the Participant's death before receiving any benefits under the Plan, a beneficiary's) benefit under the Plan commences to be paid.
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     E.  (i)  "Credited Service" shall mean the sum of all periods of employment by the Firm commencing from the first day of the month following the Participant's date of hire or rehire. "Credited Service" shall also include (a) any period during which the Participant was a partner in Morgan Stanley & Co.,
(b) any period during which the Participant is eligible for and receives disability benefits under a long term disability plan sponsored by the Firm or a governmental plan (including the waiting period required under any governmental plan), provided that the disability was incurred while he was employed by the Firm, and (c) any period of Authorized Absence.

          (ii) In computing Credited Service, a Participant's Credited Service shall be deemed to terminate on the earliest of:

          (a) the date on which the Participant quits, retires, is discharged or dies,

          (b) the first anniversary of the first date of a period in which the Participant remains absent from service (with or without pay) for any reason other than quit, retirement, discharge, disability, Authorized Absence or death, such as vacation, holiday, sickness, leave of absence, or layoff, or

          (c) the first anniversary of the first date of a period of disability with respect to which he is either ineligible for or does not receive disability benefits under the Social Security Act (excluding the required waiting period).

     F. "Final Average Salary" shall mean a Participant's average annual Salary during his 60 highest paid consecutive months (excluding months for which he received no Salary) during the final 120 months (or such lesser period as is equal to his Credited Service) of his Credited Service preceding such retirement, death or termination of Credited Service.
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     G.  "Salary" shall mean a Participant's regular fixed base compensation earned for any period, whether or not paid during such period.

III.  Participation in the Plan
      -------------------------

          Each employee who holds or has previously held the title of Managing Director or Principal of the Firm shall become a participant in the Plan (a "Participant") upon the satisfaction of all of the following requirements while actively employed by the Firm: (1) completion of five years of Credited Service, which service need not have been rendered while a Managing Director or Principal of the Firm, (2) attainment of age 55, and (3) the sum of Credited Service and age expressed in years and fractions thereof (determined using the number of full months of age or Credited Service) at least equals 65 years.

          Notwithstanding, an employee will be excluded if upon meeting the eligibility requirements, he is included in a contractual agreement between himself and his employer which provides substantially the same benefits under the local plan. Notwithstanding any other provision of the Plan to the contrary, any person who is (i) classified by the Firm as a "leased employee" who provides services to any Firm (including, without limitation, a leased employee as defined in Code section 414(n)), an independent contractor or a consultant or (ii) a provider of services to the Firm pursuant to a contractual arrangement, such as a "PAL", either with that person or with a third party, other than one specifically providing for an employment relationship with the Firm, shall not be eligible to become a Participant until the later of the date, if any, on which he becomes an employee who is not classified as a leased employee, independent contractor, consultant or a provider of services to the Firm and is employed in a job classification that is eligible for membership under the Plan as determined
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by the Firm. If any person excluded as an employee pursuant to the preceding clauses (i) and (ii) shall be determined by a court or a federal, state or local regulatory or administrative authority to have served as a common law employee of the Firm, such determination shall not alter this exclusion as an employee for purposes of this Plan.

IV.  Benefits under the Plan
     -----------------------

     A.  Plan Formula
         ------------

          A Participant whose rights to benefits had vested under the Supplemental Executive Retirement Plan in effect prior to January 1, 1986 (the "Prior Plan") is entitled to a single life annuity in an annual amount equal to the greater of the amounts described in subparagraphs (i) and (ii) below. A Participant whose rights to benefits had not vested under the Prior Plan or who was not entitled to participate in the Prior Plan shall be entitled to a single life annuity as computed under subparagraph (ii) below:

          (i) the amount which would have been payable under the Prior Plan if the Participant had retired on December 31, 1985, based on the Participant's Credited Service and Final Average Salary as of December 31, 1985, which amount shall be the sum of:

          .  40% of his or her Final Average Salary, plus

          . 2/12% of his or her Final Average Salary for each month of Credited Service in excess of 60 months (up to a cumulative total of 50% of Final Average Salary at 10 years of Credited Service), plus

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          .  1/12% of his or her Final Average Salary for each month of Credited
             Service in excess of 300 months (up to a cumulative total of 60% of Final Average Salary at 35 years of Credited Service);

          (ii) an amount, based on the Participant's Final Average Salary and Credited Service as of such Participant's actual date of retirement, death or termination of employment with the Firm, determined as follows:

          .  20% of his or her Final Average Salary, plus

          . 2/12% of Final Average Salary for each completed month of Credited Service in excess of 60 months (up to a cumulative total of 50% of Final Average Salary at 20 years of Credited Service), plus

          . 1/12% of Final Average Salary for each completed month of Credited Service in excess of 300 months (up to a cumulative total of 60% of Final Average Salary at 35 years of Credited Service).
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     B.  Reduction of Benefits
         ---------------------

          The payments to which a Participant is entitled under Paragraph IV A shall be reduced by pension benefits which the Participant is entitled to receive under the terms of any other defined benefit pension plan or money purchase pension plan maintained by the Firm, and any other defined benefit or money purchase pension plan established by a former employer (or affiliate of a former employer) of the Participant, whether or not such employer or affiliate is affiliated with the Firm (any such plan being referred to herein as an "Offset Plan").

          In the event that the commencement date and form of payment to a Participant under any Offset Plan are or will be the same as the commencement date and form of payment of the benefit to which a Participant is entitled under Paragraph IV A hereof, each such payment under this Plan will be reduced by the full amount of the corresponding payments under the Offset Plans. In the event that i) a Participant's benefit under the applicable Offset Plan has been, is being or will be received in a form of payment different from the form of payment elected under this Plan, or ii) payment of a Participant's benefit under the applicable Offset Plan commenced or will commence as of a different date than payment of the benefit to which a Participant is entitled under Paragraph IV A hereof, then the payment of such benefits under this Plan will be reduced by the Actuarial Equivalent of the benefit payable under the Offset Plan (determined as if such Actuarial Equivalent were to be paid under the Offset Plan commencing on the date and in the form of payment of benefits under this
Plan). Benefits under this Plan shall not be reduced by benefits payable under any defined contribution plan (other than a money purchase plan), including any benefits to which the Participant is entitled
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under the Corporation's Deferred Profit Sharing Plan, the Shumagco Profit
Sharing Plan or the Morgan Stanley International Profit Sharing Scheme. Benefits under this Plan also shall not be reduced by benefits under an Offset Plan to the extent attributable to the Participant's own contributions or discretionary supplemental contributions made by the Firm on the Participant's behalf.

     C.  Maximum Benefits
         ----------------

          (i) Notwithstanding any other provisions of this Paragraph IV to the contrary, the benefit to which a Participant whose date of retirement is later than December 31, 1985 is entitled under Paragraph IV A (ii) shall in no event exceed US$140,000 (or in the case of a Participant whose date of retirement is in 1988, US$137,813; in the case of a Participant whose date of retirement is in 1987, US$131,250; and in the case of a Participant whose date of retirement is in 1986, US$125,000).

          (ii) If the Participant's Benefit Commencement Date occurs after December 31, 1988 and before the Participant attains age 60, the dollar amounts described in Paragraph IV C (i) shall be reduced by 4/12% for each month that the Benefit Commencement Date precedes the Participant's attainment of age 60.

          (iii) The maximum benefit to which a Participant is entitled under Paragraph IV A (ii) as limited by Paragraph IV C (i) is determined as of such Participant's date of retirement and remains in effect thereafter, except as may be determined by subsequent Plan amendment. Such maximum benefit as adjusted for early distribution under Paragraph IV C (ii) is determined as of the Participant's Benefit Commencement Date
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     and remains in effect thereafter, except as may be determined by subsequent
     Plan amendment.

          (iv) If the benefits computed under Paragraph IV A are determined in a currency other than United States dollars, the maximum benefit described under Paragraph IV C (iii) shall be converted annually as of January 1 to the currency of benefit determination using the Rolling Average Exchange Rate for the previous calendar year. For the purpose of this Plan, Rolling Average Exchange Rate shall be the average of the spot rates as of the first business day of the month for the previous twelve months.

          (v) The benefit payable under Paragraph IV A (i) shall not be limited by the provisions of this Paragraph IV C.

     D.  Form of Payment
         ---------------

          The normal form of payment under this Plan shall be a single life annuity. However, a Participant may, with the consent of the Committee, elect to receive the Actuarial Equivalent of the Accrued Benefit otherwise payable under this Plan, payable in the manner and at the times at which such Participant's benefits are payable under any Offset Plan sponsored by the Firm in which the Participant participates; provided, however, that a Participant who is receiving benefits in the form of a joint and survivor annuity under such Offset Plan may elect under this Plan at any time prior to his death that the benefit otherwise payable to the Participant's spouse should the spouse survive the Participant will be payable to the Participant's estate for a period measured by the life of the spouse.
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     E.  Commencement of Benefits
         ------------------------

          The payment of the Accrued Benefit to a Participant shall commence no earlier that the date on which benefit payments to such Participant commence under an Offset Plan sponsored by the Firm. If payment of an Accrued Benefit commences as a result of a Participant's retirement at or after age 60, such Accrued Benefit will not be reduced for early retirement. If payment of an Accrued Benefit commences as a result of a Participant's retirement at any time after the Participant's 55th birthday but before age 60, such Accrued Benefit will be reduced by 4/12% for each month that the Participant's Benefit Commencement Date precedes the date on which the Participant attains age 60.
The Committee in its discretion may delay the Participant's Benefit Commencement Date to a later date, but no later than the date on which the Participant attains age 65. A Participant's Benefit Commencement Date may also be delayed (at the discretion of the Committee) in a case in which a Participant terminates his employment under circumstances, such as leaving for governmental service or for service in the Armed Forces of the United States, indicating that i) there is a substantial possibility that the Participant may return to employment with the Firm or ii) that it would be inappropriate for the Participant to receive payments of the Accrued Benefit. Furthermore, at the Committee's discretion, a Participant's Benefit Commencement Date may be delayed or payment of the Accrued Benefit may be suspended in the event that a Participant enters into competition with the Firm.

          In the event a Participant who is eligible for a pension under this Plan dies while employed by the Firm, the surviving spouse of the Participant shall be eligible for a benefit under this Plan equal to the Accrued Benefit which would have been paid to such spouse if the
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Participant had elected to receive the Accrued Benefit in the form of a joint and 50% survivor annuity (with the spouse as beneficiary) and the Participant's Benefit Commencement Date was the day before his death with payments under such joint and 50% survivor annuity to begin immediately.

V.  Administration of the Plan
    --------------------------

          The Pension Plan Administration Committee (the "Committee") designated in Section 11.1 (or any successor provision) of the Pension Plan of Morgan Stanley & Co. Incorporated shall administer the Plan. The Committee shall review all questions arising in connection with the Plan, including its interpretation, and may adopt procedural rules and employ and rely on such legal counsel, actuaries, accountants and agents as it may deem advisable to assist in the administration of the Plan. Interpretations of the Committee shall be conclusive and binding on all persons.

VI.  Funding of Benefits
     -------------------

          No Participant shall have or accrue any property interest whatsoever in any specific assets of the Firm by virtue of the Plan or any Accrued Benefit payable hereunder. Neither the Plan nor any Accrued Benefit payable hereunder shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Firm (or any entity included in the Firm) and a Participant or any other person.

VII.  Miscellaneous
      -------------

          It is expected that the Plan will be continued indefinitely, but the Plan may be terminated at any time by the Board of Directors of Morgan Stanley Dean Witter & Co. including in the event the Pension Plan of Morgan Stanley & Co. Incorporated is terminated. This Plan
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also may be amended at any time by the Board of Directors of Morgan Stanley
Group Inc. with respect to any present or future Participants.

VIII.  Effective Date
       --------------

          The effective date of this amendment and restatement is January 1, 1989.

IX.  Governing Law
     -------------

          This Plan shall be construed in accordance with and governed by the laws of the State of New York and, when applicable, the laws of the United States of America.

X.  Inalienability of Rights and Interests.
    --------------------------------------

          No benefit payable under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge or security interest and any such attempted action shall be void. No such benefit or interest shall in any manner be liable for or subject to debts, contracts, liabilities, engagements or torts of any Participant, former Participant or beneficiary. If any Participant, former Participant or beneficiary shall become bankrupt or shall attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge, or create a security interest in, any benefit payable under the Plan or interest in any assets in relation to the Plan, then, to the extent permitted by law, the Committee in its discretion may hold or apply such benefit or interest or any part thereof to or for the benefit of such Participant, former Participant or beneficiary, his spouse, children, blood relatives or other dependents or any of them in such manner and such proportion as the Committee may consider proper.